                              CONSULTING AGREEMENT

      THIS AGREEMENT is made effective this 30th day of June, 1999 (the "Effective Date") by and between Thomas T. Aoki, M.D., of 1021 El Sur Way, Sacramento, CA 95825, (herein "Consultant") and Advanced Metabolic Technologies, Inc., of Nevada, herein "The Company") who and which agree:

                                WITNESSETH THAT:

      WHEREAS, The Company desires to obtain the consulting services of Consultant as the chief medical officer and inventor of metabolic activation; and,

      WHEREAS, Consultant desires to be a consultant for The Company for a specific period of time and under specific terms, as set forth in this agreement;

      WHEREAS, Consultant is the inventor and Licensor of technology commonly referred to as hepatic activation, metabolic activation, or CIIIT, under agreements with the Aoki Diabetes Research Institute ("ADRI") and AMSys, whereby services of Consultant are donated to the ADRI, and the intellectual properties of Consultant and ADRI are licensed to the Company;

      NOW THEREFORE, IT IS AGREED:

      1. Term of Agreement. This Agreement shall become effective upon the date first above written (the "Effective Date"), and shall continue for a period of Two (2) years. The agreement may be renewed by mutual consent for additional one year terms with the consent of all parties hereto. Termination of this agreement shall not affect all funds due or the payment thereof on time and as agreed, which payment shall be paid in all events, as agreed herein, and without respect to any performance or lack of performance under the terms hereof, including the death, disability, or refusal to act as such.

      2. Compensation. The Company shall pay Consultant a consulting fee equal to ten thousand dollars per month for a minimum of twenty four months, with four thousand dollars per month accrued each month and not paid until such time as The Company shall have sufficient funds as determined by the company accountant to enable the payment of such accrued salary without affecting the reserves of the company to meet its obligations for a period of six months. The payment hereof may be made in either funds or stock, and may be paid to Consultant, or directly to the entity designated by Consultant, it being understood that under prior agreement with Advanced Metabolic Systems, Inc., shares of stock or funds will be paid to the ADRI until further notification by Consultant, at which time funds for consulting will be paid directly to Consultant. If payment is made in stock as opposed to funds, and such stock is restricted from public sale, the valuation of such stock will be at a valuation of one-half the then current average bid price for previous thirty day period.


                          Consulting Agreement, Page 1

      3. Consulting Services. Consultant shall provide such consultant services for the development of intellectual properties, treatments, inventions and extensions of treatments, to benefit The Company. Termination of these services shall only be for good cause shown in the failure to provide consulting services, and for good cause, no reduction of consulting payments shall be made.

      4. Confidentiality. It is understood that some of the information provided by the Parties hereto, or by the patients and customers of The Company or its affiliates are confidential in nature. No information which is confidential in nature shall be disclosed by either party to any other person or entity without the prior written consent of the owning party. This provision does not preclude the use of confidential information for the billing and reimbursement for patents and clinical operations, and any and all intellectual properties shall be and remain included in the prior license by Consultant to AMSys, which has now been assigned to the Company with the expressed consent of Consultant.

      5. Relationship of the Parties. Nothing contained in this agreement shall authorize either party to act as the agent, partner or joint venturer of the other. No party hereto has the power or right to bind any other party to any agreement, to contract on behalf of any other party, or to make representations, warranties or promises on behalf of the other party. It is expressly understood that each party is responsible for their own employees, and shall make no claims to the other for or in relation to work, vacation pay, sick leave, retirement benefits, social security, workers compensation, disability, unemployment, insurance benefits, employee benefits or any other claims of any kind.

      7. Notices. Any notice or communication required or permitted to be given by either party hereunder, shall be deemed sufficiently given, if mailed by registered mail and addressed to the party to whom notice is given at their last known address. Reasonable efforts shall be made to make certain that any notice made under the terms of this agreement was actually received, such as by a facsimile copy.

      8. Entire Agreement. This Agreement represents the entire Agreement between the parties in reference to the employment of Consultant for consulting services, and this agreement may be altered or modified only by an instrument in writing, signed by the party to be affected.

      9. Further Documents and Filings. The parties agree that Consultant and the Company shall execute such other and further documents as shall be reasonably necessary to accomplish the purposes of this agreement.

      10. General. This agreement shall be construed under the laws of California, with all disputes being submitted to binding arbitration before an agreed arbitrator, and if none can be agreed upon, by submission to the American Arbitration Association, commercial disputes rules. The terms of this agreement relating to confidentiality shall survive the termination of this agreement for an additional 5 years after termination. Any waiver of one performance shall not excuse additional failures to perform or act as a further or subsequent waiver of any right. The parties agree that there exists conflicts of interests due to the nature of the agreement, however the are no other authorized persons or entities able to execute this agreement, and as such, the signatures hereon contain persons who have such conflicts.


                          Consulting Agreement, Page 2

Accordingly, all claims and defenses to this agreement based upon conflicts of interest are waived.

      This agreement may be executed in counterparts, and a facsimile copy shall be considered an original agreement when properly executed by both parties hereto.

      IN WITNESS WHEREOF, the parties have executed this Agreement effective the Date first written above.

June 30, 1999


/s/ Thomas T. Aoki, M.D.            Thomas T. Aoki, M.D.
------------------------------


/s/ Thomas T. Aoki, M.D.            Advanced Metabolic Technologies, Inc.
------------------------------      Thomas T. Aoki, M.D.


                          Consulting Agreement, Page 3